ROCKHAVEN ASSET MANAGEMENT, LLC
                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

                                   SECTION 18

                                 CODE OF ETHICS

While RAM is confident of its employees integrity and good faith, there are, certain instances, where employees possess knowledge regarding present or future transactions or have the ability to influence portfolio transactions made by the Company for its clients in securities in which they personally invest. In these situations personal interest may conflict with that of the Company's clients.

In view of the above, RAM has adopted this Code of Ethics to specify or prohibit certain types of transactions deemed to create conflicts of interest (or the potential for or appearance of), and to establish reporting requirements and enforcement procedures.

It is also RAM's desire and intention to have each of its employees who are members of the Association for Investment Management and Research ("AIMR") comply with the AIMR's Code of Ethics and Standards of Professional Conduct. Accordingly, a copy of the AIMR's Code of Ethics and Standards of Professional Conduct is attached hereto as Exhibit #7. The AIMR's Code of Ethics and Standards of Professional Conduct is hereby incorporated in its entirety as additional guidelines for those investment personnel who are covered by it.

18.1 STATEMENT OF GENERAL PRINCIPLES

     In recognition of the trust and confidence placed in RAM by its clients and to stress RAM's belief that its operations are directed to the benefit of its clients, the Company has developed and adopted the following general principles to guide its employees, officers, and directors.

     1. The interests of the clients are paramount and all associated persons of the Company must conduct themselves in such a manner that the interests of the clients take precedence over all others.

     2. All personal securities transactions by associated persons of the Company must be accomplished in such a way as to avoid any conflict between the interest of the Company's clients and the interest of any associated person.

     3. All associated persons of the Company must avoid actions or activities that allow personal benefit or profit from their position with regard to the Company's clients.

                         ROCKHAVEN ASSET MANAGEMENT, LLC
                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

18.2 DEFINITIONS

     1.   Access  Person-any   director,   officer,  or  associated  person  who
          recommends the purchase or sale of securities for the Company on behalf of the client.

     2. "Beneficial Ownership" of a security - a person is considered to be a beneficial owner of any securities in which he has a direct or indirect monetary interest or is held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

     3. "Control" - means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder control over the company.

     4. "Investment Personnel" - means all Access Persons who occupy the position of portfolio manager with respect to the clients of RAM or any separately-managed series thereof (a "Fund"), and all Access Persons who provide or supply information and/or advice to any portfolio manager (or Trust Officer), or who execute or help execute any portfolio manager's decisions.

     5. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a security.

     6. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include securities issued by the Government of the United States or an agency thereof, banker's acceptances, bank certificates of deposit, commercial paper and registered open-end mutual funds.

     7. A "Security Held or to be Acquired" by the clients means any security which, within the most recent fifteen days, (i) is or has been held by the clients or (ii) is being or has been considered by the Company for purchase by the clients.

     8. A Security is "being purchased or sold" by the clients from the time when a purchase or sale has been communicated to the Company until the time when such transaction has been fully completed or terminated.

18.3 PROHIBITED PURCHASES AND SALES OF SECURITIES

     1. No Access Person shall, in connection with the purchase or sale, directly or indirectly:

          a.   employ any device, scheme or artifice to defraud;

          b. make any untrue statement of a material fact or omit to state a material fact;

          c. engage in any act, practice or course of business which would operate as a fraud or deceit; or

          d.   engage in any manipulative practice.

                         ROCKHAVEN ASSET MANAGEMENT, LLC
                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

     2. No Access Person or Investment Personnel shall purchase or sell, directly or indirectly, any security owned in accounts or Funds managed by RAM. If any such Access Person or Investment Personnel is the owner of a security (or related security) which RAM decides to buy for an account or Fund, he or she shall have the right to sell the security prior to RAM's purchase of it. If any such person does not sell the security prior to RAM's purchase for an account or Fund, he or she must own it as long as the account or Fund owns the security.

     3. No Investment Personnel may acquire securities as part of an initial public offering or limited public offering (i.e., a private placement) by the issuer.

     4.   No  Investment   Personnel   shall  purchase  or  sell,   directly  or
          indirectly, any security for the purpose or with the result of realizing a short-term gain within 60 days from the date said security (or related security) was acquired.

17.4 PRE-CLEARANCE OF TRANSACTIONS

     1. Except as provided in Section 18.4.2, below, all Investment Personnel must pre-clear each proposed transaction in securities with a designated Supervisor prior to proceeding with the transaction. In determining whether to grant such clearance, the designated Supervisor shall refer to the Section 18.4.3, below.

     2. The requirements of Section 18.4.1 shall not apply to the following transactions:

          a. Purchases or sales over which the Investment Personnel has no direct or indirect influence or control.

          b. Purchases or sales which are non-volitional on the part of either the Investment Personnel or any Fund, including purchases or sales upon exercise of puts or calls Written by the Investment Personnel and sales from a margin account pursuant to a bona fide margin call.

          c. Purchases which are part of an automatic dividend reinvestment plan.

          d. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

     3.   The  following   transactions  must  be  approved  by  the  designated
          Supervisor.

          a.   Transactions   which   appear   upon   reasonable   inquiry   and
               investigation to present no reasonable likelihood of harm to the clients and which are otherwise in accordance with Rule 17j-1.

          b. Purchases or sales of securities which are not eligible for purchase or sale by any client, as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the clients and their series, and undertakings made to regulatory authorities.

                         ROCKHAVEN ASSET MANAGEMENT, LLC
                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

          c. Transactions which the designated Supervisor after consideration of all the facts and circumstances, determines to be in accordance with Section 18.3 and to present no reasonable likelihood of harm to the clients.

18.5 ADDITIONAL RESTRICTIONS AND REQUIREMENTS

     1. No Access Person shall accept or receive any gift in excess of $100 value from any person or entity that does business with or on behalf of RAM.

     2. Each Access Person must have duplicate statements for all personal brokerage accounts sent to the designated Supervisor. Compliance with this provision can be effected by the Access Person providing duplicate copies of all such statements directly to the designated Supervisor within two business days of receipt by the Access Person.

     3. No Investment Personnel may accept a position as a director, trustee or general partner of a publicly-traded company unless such position has been presented to and approved by the Company and by Trusts' Board of Trustees as consistent with the interests of the Trusts and their shareholders.

     4. All Access Persons must provide to the designated Supervisor a complete listing of all securities owned by such person, in addition to the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person, as of the effective date of employment (an "Initial &/or Annual Holdings Report"), and thereafter must submit a revised list of such holdings to the designated Supervisor as of January 1 of each subsequent year (an "Initial &/or Annual Holdings Report"). The Initial Holdings Report must be submitted within 10 days of the date upon which such person first became an Access Person of the Trusts, and each update thereafter must be provided no later than 30 days after the start of the subsequent year. A report form and reminder will be sent to all Access Persons prior to year-end. (see Exhibit #9).

18.6 REPORTING OBLIGATION

     1. The Advisor shall create and maintain a listing of all Access Persons, Investment Personnel, and designated Supervisors.

     2. Each Access Person shall report all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. (see Exhibit #2).

     3. Each Access Person shall sign an acknowledgment at the time this Code is adopted or at the time such person becomes an Access Person and on an annual basis thereafter that he has read, understands, and agrees to abide by this Code.

                         ROCKHAVEN ASSET MANAGEMENT, LLC
                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

18.7 REPORTS

     1. Each Access Person shall submit quarterly reports of personal securities transactions to the designated Supervisor. The designated Supervisor shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports ("Alternate designated Supervisor"), who shall act in all respects in the manner prescribed herein for the designated Supervisor.

     2. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

     3.   Reports per Section 18.5.4 above.

     4. Quarterly security transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          a. The date of the transaction, the title and the number of shares or the principal amount of each security involved;

          b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          c.   The price at which the transaction was effected;

          d. The name of the broker/dealer or bank with or through whom the transaction was effected; and

          e.   The date the report was signed.

     5. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

          a. The name of the broker, dealer or bank with whom the Access Person established the account;

          b.   The date the account was established; and

          c.   The date the report is submitted by the Access Person.

     6. In the event no reportable transactions occurred during the quarter, the report should be so noted and returned, signed and dated.

     7. Report forms will be sent to all Access Persons by the designated Supervisor prior to the end of each quarter.

18.8 REVIEW AND ENFORCEMENT

     The  designated   Supervisor  shall  review  reported  personal  securities
     transactions, brokerage statements, and/or the clients' securities transactions to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the designated Supervisor shall give such person an opportunity to supply additional explanatory material.

                         ROCKHAVEN ASSET MANAGEMENT, LLC
                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

     If the designated Supervisor determines that a violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the Counsel for the Advisor, who shall make an independent determination as to whether a violation has occurred.

     If the Counsel for the Advisor finds that a violation has occurred, the Counsel for the Advisor shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board of Trustees of the Trusts.

     No person shall participate in a determination of whether he has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the Counsel for the Advisor is under consideration, any other Counsel shall act in all respects in the manner prescribed herein for the Counsel for the Advisor.

     On an annual basis, the designated Supervisor shall provide a written report of any material violation, and the sanctions imposed to the Board of Trustees of the Trusts.

     Further, RAM shall certify to the Board of Trustees that if it has adopted procedures reasonably necessary to prevent violations of this Code.

17.9 RECORDS

     The  Company  shall  maintain  records  in the manner and to the extent set
     forth   below,   and  will  make  them   available   for   examination   by
     representatives of the Securities and Exchange Commission.

     The Company shall maintain list of Access Persons and Investment Personnel. (see Exhibit #10).

     1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     2. A record of any violation of this Code and any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     3. A copy of each report made by an officer or Supervisor pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

                         ROCKHAVEN ASSET MANAGEMENT, LLC
                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

     4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

                         ROCKHAVEN ASSET MANAGEMENT, LLC
                                COMPLIANCE MANUAL
--------------------------------------------------------------------------------

18.10 MISCELLANEOUS

     All reports of securities transactions and any other information filed with the Company pursuant to this Code shall be treated as confidential. The Company may from time to time adopt such interpretations of this Code as it deems appropriate.

     The Counsel for the Company, or an appropriate member of RAM, shall report to RAM and to the Board of Trustees of the Trusts at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.

     Any material change must be reviewed and approved within six months of such change by the Board of Trustees of the Trusts. This Code will be filed as an exhibit to the Trusts' Registration Statements.